Exhibit 32

LODGENET ENTERTAINMENT CORPORATION

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

     Each of the undersigned, Scott C. Petersen and Gary H. Ritondaro, the Chief Executive Officer and the Chief Financial Officer, respectively, of LodgeNet Entertainment Corporation, individually and not jointly has executed this Certification in connection with the filing with the Securities and Exchange Commission of LodgeNet’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 (the “Report”).

     Each of the undersigned hereby certifies, to his knowledge, that:

•	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of LodgeNet.

     IN WITNESS WHEREOF, each of the undersigned has executed this Certification as of the 9th day of May 2005.

/s/ Scott C. Petersen

Scott C. Petersen
Chief Executive Officer

/s/ Gary H. Ritondaro

Gary H. Ritondaro
Chief Financial Officer

March 31, 2005